                                                                EXHIBIT 10.3
             SECOND AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE
                     OF REAL ESTATE AND PERSONAL PROPERTY

  THIS SECOND AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF REAL ESTATE AND PERSONAL PROPERTY (hereinafter referred to as the "Amendment"), effective September 5, 2003 (hereinafter referred to as the "Effective Date"), is by and between PRESIDENT BROADWATER HOTEL, L.L.C., a Mississippi limited liability company, successor to BH Acquisition Corporation (hereinafter referred to as "Seller"), and A. D. JULDAN ENTERPRISES, LLC, a Mississippi limited liability company (hereinafter referred to as "Purchaser").

  WHEREAS, Seller and Purchaser entered into that certain Agreement for Sale and Purchase of Real Estate and Personal Property, dated June 2, 2003, and amended by that certain Amendment to Agreement for Sale and Purchase of Real Property and Personal Property, dated August 29, 2003, and last revised September 5, 2003 (hereinafter collectively referred to as the "Agreement").

  WHEREAS, Seller and Purchase desire to amend the Agreement.

  NOW, THEREFORE, in consideration of the foregoing premises, and other valuable consideration, the receipt and sufficiency of which is acknowledged, Seller and Purchaser agree as follows:

  1.  The following paragraph is hereby substituted for the first paragraph of
Article 14 of the Agreement:

Within ten business days after the effective date of this agreement, Seller shall deliver to Purchaser all documents in its possession regarding the Project, including (but not limited to) site plans, building plans, surveys, permits, studies (including all environmental and wetlands phases), reports, leases, contracts, and other agreements which affect the Project. Purchaser intends to complete its physical inspection of the Project on the earlier of 5:00 p.m., central time on (a) October 15, 2003 or (b) the second business day after the Biloxi City Council votes upon the application for rezoning of the "Property", which is presently scheduled for September 30, 2003 ("Inspection Period"), which inspection shall be at the sole cost and expense of Purchaser. Before the expiration of the Inspection Period, Purchaser has the right to terminate this agreement for any reason. Purchaser's initial earnest money deposit, as provided in the first sentence of Section 2.2(a) of the Agreement, shall become non-refundable on September 5, 2003. If Purchaser does not give Seller written notice before the expiration of the Inspection Period of Purchaser's election to terminate this Agreement, Purchaser's additional earnest money deposit, as provided in the second sentence of Section 2.2(a) of the Agreement, shall become non-refundable.

  2. It is agreed among the Parties hereto that the fair market value of the Property varies based upon use and zoning, and that they have agreed to allocate the purchase price as set forth in Exhibit "A" hereto.

  3. This Amendment shall be subject to the approval of the holder of the first deed of trust encumbering the Property.

  4.  Except as otherwise modified herein, the terms and conditions of the

Agreement, as amended, shall remain in full force and effect and are hereby reaffirmed by the parties.

  IN WITNESS WHEREOF, the Seller and Purchaser have caused this Second Amendment to the Agreement for Sale and Purchase of Real Estate and Personal
Property to be executed by its proper officers this      day of September,
2003, but effective as of September 5, 2003.

                                    SELLER:

                                    PRESIDENT BROADWATER HOTEL, L.L.C.

                                    By: /s/ John S. Aylsworth
                                       ---------------------------------------
                                    Printed Name: John S. Aylsworth
                                                 -----------------------------
                                    Title: President
                                          ------------------------------------


                                    PURCHASER:

                                    A. D. JULDAN ENTERPRISES, LLC

                                    By: /s/ Daniel Chang
                                       ---------------------------------------
                                    Printed Name: Daniel Chang
                                                 -----------------------------
                                    Title: President
                                          ------------------------------------

                                  EXHIBIT A

                         ALLOCATION OF PURCHASE PRICE

  The Purchase Price shall be allocated among the proposed rezoning and uses of the various parcels of real property making up the Property, as set forth in the June 2, 2003 Agreement entered into between A.D. Juldan Enterprises, LLC, as Purchaser, and President Broadwater Hotel, L.L.C., as Seller, according to the proposed rezoning of the Property, as depicted in the proposed preliminary plat of the subdivision of the Property submitted to the Biloxi Planning Commission, and made a part hereof as if attached hereto, and shall be allocated on a Pro-Rata basis according to the sum of the number of acres multiplied by the following approximate per acre values:

        1.  Commercial Value       $150,000.00, per acre; (consisting of
                                   75 +/- acres);

        2.  Residential Value      $20,000.00, per acre; (consisting of
                                   83 +/-  acres); and

        3.  Detention Pond&        $5,000.00, per acre (consisting of
            Roadway Value          25 +/- acres).

                                    2